                                                                      EXHIBIT 12

                               VENATOR GROUP, INC.


                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                   (Unaudited)

                                 ($ in millions)

                                                            Fiscal Years Ended
                                          --------------------------------------------------
                                          Feb. 3,    Jan. 29,    Jan. 30,  Jan. 31,  Jan. 25,
                                           2001        2000       1999       1998     1997
                                          -------    -------     -------    ------   ------
NET EARNINGS
Income from continuing
operations                                   $107      $ 59      $  14       $185      $185
Income tax expense (benefit)                   69        38        (28)       104       124
Interest expense, excluding capitalized
    interest                                   41        65         57         41        53
Portion of rents deemed representative
    of the interest factor (1/3)              155       170        161        146       140
                                             ----      ----      -----       ----      ----
                                             $372      $332      $ 204       $476      $502
                                             ====      ====      =====       ====      ====

FIXED CHARGES
Gross interest expense                         42        67         64         41        53

Portion of rents deemed representative
  of  the interest factor (1/3)               155       170        161        146       140
                                             ----      ----      -----       ----      ----
                                             $197      $237      $ 225       $187      $193
                                             ====      ====      =====       ====      ====
RATIO OF EARNINGS TO FIXED
CHARGES                                       1.9       1.4        0.9        2.5       2.6
                                             ----      ----      -----       ----      ----

Earnings were not adequate to cover fixed charges by $21 million for the fiscal year ended January 30, 1999.